October 1, 2014

Elizabeth Anth

Great-West Life & Annuity Insurance Company

8525 East Orchard Road, 2T3

Greenwood Village, Colorado 80111

RE: Great-West Loomis Sayles Bond Portfolio

Dear Ms. Anth:

For the quarter ending September 30, 2014, the Great-West Loomis Sayles Bond Portfolio did not participate in any transactions pursuant to Rule l7a-7 or 17e-l. Please see the attachment for details of the Fund’s participation in a 10f-3 transaction during the quarter.

Sincerely,

Mary Ellen Logee

Vice President and Senior Portfolio Compliance Manager

RULE 10f-3 REPORTING FORM

Name of Adviser/Subadviser:        Loomis, Sayles & Company, L.P.

Name of Fund:        Great West Loomis Sayles Bond Fund

Total New Assets of Fund:        $781,648,685

Issuer:        Morgan Stanley

Underwriter(s)        See attached

Affiliated Underwriter in the Syndicate:        Natixis

Date of Purchase:        9/3/14

Date of Offering:        9/3/14

Amount of Purchase: 1        $16,907,191

Purchase Price:        $99,824

Commission or Spread:        0.45%

Check that all the following conditions have been met (any exceptions should be discussed prior to commitment):

_X_ The securities are (i) part of an issue registered under the Securities Act of 1933 (the “1933 Act”) that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company Act of 1940, (iii) “municipal securities” as defined under the Securities Exchange Act of 1934, (iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rule 144A of the 1933 Act.

If the securities meet conditions (i), (ii), (iv) or (v):

_X_ the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors).

[1]	Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

If the securities meet condition (iii):

such securities are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and are either subject to no greater than moderate credit risk or, if the issuer of the municipal securities (or the entity supplying revenues or other payments from which the issue is to be paid) has been in continuous operation for less than three years (including any predecessors), subject to a minimal or low amount of credit risk (with the determination as to whether the issue of municipal securities meets the preceding criteria having been made by the investment adviser and/or subadviser of the relevant fund).

_X_ The securities were purchased prior to the end of the first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

_X_ The underwriting was a firm commitment.

_X_ The commission, spread or profit was reasonable and fair compared to that being received by others for underwriting similar securities during a comparable period of time.

_X_ The amount of the securities purchased by the Fund, aggregated with purchases by any other investment company advised by the Fund’s investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.2

_X_ No underwriter which is an affiliate of the Fund’s adviser or sub-adviser was a direct or indirect participant in, or benefited directly or indirectly from the purchase.

_X_ The purchase was not part of a group sale (or part of the institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.

[2]	Special counting rules apply for Rule 144A offerings.

DES
MORGAN STANLEY		MS 4.35	09/08/26	100.179/100.179	(4.330/4.330)	TRAC
MS 4.35 09/08/26 Corp					Page 1/11	Description: Bond
			94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description	22) Issuer Description

Pages	Issuer Information				Identifiers

  1) Bond Info

  2) Addtl Info

  3) Covenants

  4) Guarantors

  5) Bond Ratings

  6) Identifiers

  7) Exchanges

  8) Inv Parties

  9) Fees, Restrict

  10) Schedules

  11) Coupons

Quick Links

  32) ALLQ Pricing

  33) QRD Quote Recap

  34) TDH Trade Hist

  35) CACSCorp Action

  36) CF    Prospectus

  37) CN    Sec News

  38) HDS  Holders

  39) VPR  Underly Info

  66) Send Bond

	Name	MORGAN STANLEY			ID Number	EK4733938
	Industry	Financial Services			CUSIP	6174467Y9
	Security Information				ISIN	US6174467Y92
	Mkt Iss	Domestic MTN			Bond Ratings
	Country	US	Currency	USD	Moody’s	Baa3
	Rank	Subordinated	Series	GMTN	S&P	BBB+
	Coupon	4.35	Type	Fixed	Fitch	BBB+
	Cpn Freq	S/A			DBRS	A
	Day Cnt	30/360	Iss Price	99.82400	Issuance & Trading
	Maturity	09/08/2026			Amt Issued/Outstanding
	BULLET				USD	2,250,000.00 (M) /
	Iss Sprd	195.00bp vs T 2 3⁄8 08/15/24			USD	2,250,000.00 (M)
	Calc Type	(1) STREET CONVENTION			Min Piece/Increment
	Announcement Date		09/03/2014		1,000.00 / 1,000.00
	Interest Accrual Date		09/08/2014		Par Amount	1,000.00
	1st Settle Date		09/08/2014		Book Runner	MS-sole
	1st Coupon Date		03/08/2015		Reporting	TRACE

DES
Screen Printed
MS 4.35 09/08/26 Corp			Page 8/11	Description: Bond
	94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description	22) Issuer Description

Pages	Involved Parties

  1) Bond Info

  2) Addtl Info

  3) Covenants

  4) Guarantors

  5) Bond Ratings

  6) Identifiers

  7) Exchanges

  8) Inv Parties

  9) Fees, Restrict

  10) Schedules

  11) Coupons

Quick Links

  32) ALLQ Pricing

  33) QRD Quote Recap

  34) TDH Trade Hist

  35) CACSCorp Action

  36) CF    Prospectus

  37) CN    Sec News

  38) HDS  Holders

  39) VPR  Underly Info

  66) Send Bond

	Date	Groups
	51) 09/03/2014 52) 09/03/2014 53) 09/03/2014	Syndicate Agents-Trustees/Etc. Legal Adviser

	Syndicate
	Role		Name	Amount (M)
	Sole Manager		Morgan Stanley & Co Inc	1,642,500.00
	Joint Lead Managers		Mitsubishi UFJ Securities USA Inc	225,000.00
	Co-Manager(s)		ABN AMRO Securities USA LLC	22,500.00
	Co-Manager(s)		Apto Partners LLC	22,500.00
	Co-Manager(s)		Banca IMI	22,500.00
	Co-Manager(s)		BMO Capital Markets Corp	22,500.00
	Co-Manager(s)		BNY Mellon Capital Markets LLC	22,500.00
	Reopenings History
	Auction Type	Announce Date	Effective Date	Amount
	New Issue	09/03/2014	09/03/2014	2,250,000.00

DES
SCREEN PRINTED
MS 4.35 09/08/26 Corp				Page 8/11	Description: Bond
		94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description	22) Issuer Description

Pages	Involved Parties

  1) Bond Info

  2) Addtl Info

  3) Covenants

  4) Guarantors

  5) Bond Ratings

  6) Identifiers

  7) Exchanges

  8) Inv Parties

  9) Fees, Restrict

  10) Schedules

  11) Coupons

Quick Links

  32) ALLQ Pricing

  33) QRD Quote Recap

  34) TDH Trade Hist

  35) CACSCorp Action

  36) CF    Prospectus

  37) CN    Sec News

  38) HDS  Holders

  39) VPR  Underly Info

  66) Send Bond

	Date	Groups
	51) 09/03/2014	Syndicate
	52) 09/03/2014	Agents-Trustees/Etc.
	53) 09/03/2014	Legal Adviser

	Syndicate
	Role		Name		Amount (M)
	Co-Manager(s)		BNY Mellon Capital Markets LLC		22,500.00
	Co-Manager(s)		Commerz Markets LLC		22,500.00
	Co-Manager(s)		HSBC Securities		22,500.00
	Co-Manager(s)		ING Financial Markets LLC		22,500.00
	Co-Manager(s)		KeyBanc Capital Markets		22,500.00
	Co-Manager(s)		Lloyds Securities Inc		22,500.00
	Co-Manager(s)		Mischler Financial Group		22,500.00
	Reopenings History
	Auction Type		Announce Date	Effective Date	Amount
	New Issue		09/03/2014	09/03/2014	2,250,000.00

DES
Screen Printed
MS 4.35 09/08/26 Corp			Page 8/11	Description: Bond
	94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description	22) Issuer Description

Pages	Involved Parties

  1) Bond Info

  2) Addtl Info

  3) Covenants

  4) Guarantors

  5) Bond Ratings

  6) Identifiers

  7) Exchanges

  8) Inv Parties

  9) Fees, Restrict

  10) Schedules

  11) Coupons

Quick Links

  32) ALLQ Pricing

  33) QRD Quote Recap

  34) TDH Trade Hist

  35) CACSCorp Action

  36) CF    Prospectus

  37) CN    Sec News

  38) HDS  Holders

  39) VPR  Underly Info

  66) Send Bond

	Date	Groups
	51) 09/03/2014 52) 09/03/2014 53) 09/03/2014	Syndicate Agents-Trustees/Etc. Legal Adviser

	Syndicate
	Role		Name	Amount (M)
	Co-Manager(s)		Mischler Financial Group	22,500.00
	Co-Manager(s)		Natixis Securities North America I	22,500.00
	Co-Manager(s)		Scotia Capital USA Inc	22,500.00
	Co-Manager(s)		SG Americas Securities LLC	22,500.00
	Co-Manager(s)		SunTrust Robinson Humphrey Inc	22,500.00
	Co-Manager(s)		TD Securities USA LLC	22,500.00
	Co-Manager(s)		US Bancorp Investments Inc	22,500.00
	Reopenings History
	Auction Type	Announce Date	Effective Date	Amount
	New Issue	09/03/2014	09/03/2014	2,250,000.00